UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2023
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ARCUTIS BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3027 Townsgate Road, Suite 300
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (805) 418-5006
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2023, Scott Burrows notified Arcutis Biotherapeutics, Inc. (the “Company”) of his decision to resign as chief financial officer of the Company, effective as of August 31, 2023. Mr. Burrows is pursuing an external opportunity and his resignation is not due to any disagreement with the Company.

The Company has commenced a search for a permanent chief financial officer and has appointed John Smither, who previously served as the Company’s chief financial officer from May 2019 until his retirement in March 2021, as interim chief financial officer, effective upon Mr. Burrows’ departure from the Company on August 31, 2023. As interim chief financial officer, Mr. Smither will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Smither, 70, served as the Company’s chief financial officer from May 2019 to March 2021. Prior to that, Mr. Smither served as chief financial officer of Sienna Biopharmaceuticals, Inc. from January 2016 to April 2017, and again from April 2018 to March 2019. From November 2017 to April 2018, he served as interim chief financial officer of Kite Pharma, Inc. during its integration with Gilead Sciences, Inc. Mr. Smither also previously served as the chief financial officer of Unity Biotechnology, Inc. and Kythera Biopharmaceuticals, Inc. From 1998 to 2007, Mr. Smither held various financial positions of increasing responsibility at Amgen Inc., including vice president of finance and administration for Amgen’s European division and as executive director, corporate accounting. Prior to joining Amgen, Mr. Smither served as audit partner at Ernst & Young LLP, a public accounting firm, and as chief financial officer for several early stage companies. Since January 2023, Mr. Smither has served as a member of the board of directors of NewAmsterdam Pharma Co N.V., where he also serves as chair of the audit committee. Since January 2022, Mr. Smither has served as a member of the board of directors of Applied Molecular Transport Inc., where he also serves as chair of the audit committee and member of the compensation committee. Mr. Smither has served as a member of the board of directors of eFFECTOR Therapeutics, Inc. and its predecessor entity since March 2018, where he also serves as chair of the audit committee and member of the nominating and corporate governance committee. In addition, from December 2013 to May 2020, Mr. Smither served as a member of the board of directors of Achaogen, Inc., where he also served as chair of the audit committee and member of the compensation committee. He received a B.S. in Business Administration from California State University, Los Angeles. Mr. Smither is a Certified Public Accountant (inactive) and a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and Financial Executives.

The Company expects to approve compensation terms for Mr. Smither at a later date and will disclose the compensatory terms by an amendment to this Current Report on form 8-K.

There is no arrangement or understanding between Mr. Smither and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Smither and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Smither has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On August 18, 2023, the Company issued a press release announcing Mr. Burrow’s resignation and the appointment of Mr. Smither. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act of 1933, as amended, regardless of any general incorporation language in any such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release Arcutis Biotherapeutics, Inc., dated August 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

Date: August 18, 2023	By:	/s/ Todd Franklin Watanabe
Todd Franklin Watanabe
Chief Executive Officer